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                                                                    EXHIBIT 5

                     NATURE'S SUNSHINE PRODUCTS, INC.
          75 E. 1700 S., P. O. BOX 19005 PROVO, UTAH 84605-9005
                TEL: (801) 342-4300   FAX: (801) 342-4305



July 14, 1996

Board of Directors
Nature's Sunshine Products, Inc.
75 East 1700 South
Provo, UT  84605

    RE:  NATURE'S SUNSHINE PRODUCTS, INC.
         FORM S-8 REGISTRATION STATEMENT

Gentlemen:

I am Vice President-Legal, Secretary and General Counsel to Nature's Sunshine Products, Inc. (the "Company"), a Utah Corporation, and have acted as counsel to the Company in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") for the 1995 Stock Option Plan (the "Stock Option Plan") under the Securities Act of 1993, as amended, for 1,650,000 shares (the "Shares") of Common Stock, no par value, of the Company.

I have examined an executed copy of the Registration Statement and photocopies of the Company's Stock Option Plan and the Prospectus to be delivered to each participant under the Stock Option Plan. I have also reviewed such matters of law and examined original, certified, conformed or photocopies of such corporate records and documents of the Company, certificates of public officials and officers of the Company, and such other documents as I have deemed relevant for the purposes of this opinion. In making such examination and stating my opinion, I have assumed (a) the genuineness of all signatures, (b) the legal capacity of all natural persons,
(c) the authenticity of all documents submitted to me as originals, and (d) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photocopies.

As a member of the Bar of the State of Utah, I do not purport to be expert on the laws of any other jurisdiction. I express no opinion as to the laws of any jurisdiction other than Utah. I expressly except from the opinions set forth herein any opinion concerning the need for or compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Utah, or any other jurisdiction.


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Board of Directors
July 14, 1996
Page 2

Based upon and subject to the foregoing, it is my opinion that the Shares when issued in the manner proposed in the Registration Statement, will be legally issued, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name as it appears under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

Brent F. Ashworth
Vice President - Legal

BFA/bk